UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 16, 2016

(Date of earliest event reported)

Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 324-A, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 997-7775

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2016, Banyan Rail Services Inc. (the “Corporation”) and Thermocast Acquisition Corp., a Delaware corporation (“Thermocast Acquisition”) and a wholly-owned subsidiary of the Corporation, executed an asset purchase agreement (the “Purchase Agreement”) with International Thermocast Corporation, a Georgia corporation, The Dekor Corporation, a Georgia Corporation (collectively, “Sellers”), and Mark Anderson, an individual resident of the State of Georgia and the sole shareholder of Sellers, for the purchase of Sellers’ business. Sellers’ business includes, but is not limited to, all property, equipment and other assets, including intangible assets such as customer lists, patents, trademarks, trade names, phone numbers, websites and email addresses used or useful in Sellers’ business of manufacturing and distributing composite kitchen and bath sinks and accessories including cast acrylic and granite sinks, cultured and synthetic marble vanity tops and other related goods and services (the “Business”). The purchase price for the Business is $4,510,000, consisting of cash payments, common stock, and assumed liabilities, subject to a closing adjustment.

Also on February 16, 2016, Thermocast Acquisition executed a Real Estate Purchase Agreement with Anderson Investment Management, Inc. (“Anderson Investment”), an affiliate of Sellers, for the purchase of Anderson Investment’s real property, including its buildings, improvements, easements and appurtenant rights and privileges, located at 189 Etowah Industrial Court, Canton, Georgia. The purchase price for the real property is $3,800,000.

All of the transactions contemplated in the Purchase Agreement and the Real Estate Purchase Agreement are collectively referred to as the “Transaction.”

The Purchase Agreement and the Real Estate Purchase Agreement contain customary representations, warranties, covenants and indemnification provisions. The consummation of the Transaction depends upon the satisfaction or waiver of a number of customary closing conditions and the receipt of consents and regulatory approvals.

The foregoing description of the Transaction is not complete and is qualified in its entirety by reference to the Purchase Agreement and the Real Estate Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement by and among Thermocast Acquisition Corp., a Delaware corporation, Banyan Rail Services Inc., a Delaware corporation, International Thermocast Corporation, a Georgia corporation, The Dekor Corporation, a Georgia corporation, and Mark Anderson, an individual resident of the State of Georgia and the sole shareholder of International Thermocast Corporation and The Dekor Corporation, dated February 16, 2016.

10.2	Real Estate Purchase Agreement by and among Anderson Investment Management, Inc. and Thermocast Acquisition Corp., dated February 16, 2016.

99.1	Press Release dated February 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

	By:	/s/ Christopher J. Hubbert
	Name:	Christopher J. Hubbert
	Title:	Secretary

Dated February 18, 2016